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                                  Exhibit 11
                       Computation of Earnings Per Share
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         Exhibit No. 11 Statement re Computation of Earnings Per Share


                                                       Year Ended
                                                    December 31, 1997
                                                    -----------------

Income available to common stockholders                 $5,071,203
                                                        ==========

Weighted average shares outstanding                      2,920,417
                                                        ==========

Basic earnings per share                                $     1.74
                                                        ==========

Income for diluted earnings per share                   $5,071,203
                                                        ==========

Total weighted average common shares and
     equivalents outstanding for diluted
     computation                                         2,920,417
                                                        ==========

Diluted earnings per share                              $     1.74
                                                        ==========